UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

Sun Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15086	94-2805249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 Network Circle Santa Clara, California	95054-1778
(Address of Principal Executive Offices)	(Zip Code)

(650) 960-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

On November 12, 2008, the Board of Directors of Sun Microsystems, Inc. ("Sun" or the "Company") approved a plan to better align the Company's resources with its strategic business objectives, including reducing its workforce by approximately 5,000 to 6,000 employees (the "Restructuring Plan"). The Company expects to incur total charges ranging from $500 million to $600 million over the next twelve months in connection with the Restructuring Plan, all of which is expected to relate to cash severance costs. Approximately $375 million to $450 million of the total charges are expected to be incurred in the Company's fiscal year ending June 30, 2009 (the “2009 Fiscal Year”). The Company expects total annual cost savings as a result of the Restructuring Plan of approximately $700 million to $800 million. The Company expects to begin realizing cost savings in connection with the Restructuring Plan in the third quarter of the 2009 Fiscal Year, and expects to realize a substantial portion of the run rate benefit by the first quarter of the Company's fiscal year ending June 30, 2010.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the expected charges, costs and cost savings, including the timing of such savings, related to the Restructuring Plan. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, Sun's ability to implement the workforce reductions in various geographies; possible changes in the size and components of the expected costs and charges; and general economic conditions. More information about potential factors that could affect Sun's business and financial results is included in the "Risk Factors" set forth in the periodic reports Sun files with the Securities and Exchange Commission from time to time, including Sun's Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2008. Actual results could differ materially from those set forth in the forward-looking statements as a result of such risk factors, as well as other risks and uncertainties. Sun assumes no obligation to, and does not currently intend to, update these forward-looking statements.

On November 14, 2008, Sun issued a press release announcing the Restructuring Plan. The full text of Sun’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Text of press release issued by Sun Microsystems, Inc., dated November 14, 2008, titled “Sun Microsystems Aligns Business with Global Economic Climate and Amplifies Growth Opportunities Across Open Source Platforms”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2008

SUN MICROSYSTEMS, INC.

By:	/s/ Michael E. Lehman
Michael E. Lehman Chief Financial Officer and Executive Vice President, Corporate Resources

EXHIBIT INDEX

Exhibit No.	Description
99.1	Text of press release issued by Sun Microsystems, Inc., dated November 14, 2008, titled “Sun Microsystems Aligns Business with Global Economic Climate and Amplifies Growth Opportunities Across Open Source Platforms”.